FOR IMMEDIATE RELEASE

Contact:

Stacey Jurchison

PharmAthene, Inc.

Phone: (410) 269-2610

Stacey.Jurchison@PharmAthene.com

PHARMATHENE REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

Recent Highlights

•	PharmAthene plans to commence a Phase 2 clinical trial with its SparVax™ anthrax vaccine later this year, pending final consent from FDA
•	Favorable final judgment on ‘net profits’ definition received from the Delaware Chancery Court
•	Operating expenses decreased approximately 18% or $1.7 million in the second quarter from the same period last year

ANNAPOLIS, MD – August 7, 2012 – PharmAthene, Inc. (NYSE Amex: PIP), a biodefense company developing medical countermeasures against biological and chemical threats, today reported its financial results for the second quarter ended June 30, 2012.

“We continued to make progress toward meeting our financial and business objectives in the second quarter,” commented Eric I. Richman, President and Chief Executive Officer. “During the quarter, work on our SparVax™ program continued as planned, and pending final consent from the U.S. Food and Drug Administration, we hope to commence a Phase II clinical trial of SparVax™ later this year. Also, we were pleased to receive a final judgment from the Delaware Court of Chancery on May 31, 2012. The Court reaffirmed that PharmAthene would receive a 50% share of net profits on SIGA’s smallpox antiviral, ST-246®, and provided additional clarity on the payment process. The Court also awarded us $2.4 million plus interest to cover a portion of our legal fees and expert witness and other costs.”

Linda L. Chang, Senior Vice President and Chief Financial Officer, remarked, “Current operating expenses decreased approximately $1.7 million, or 18%, during the quarter, reflecting the benefits of a more streamlined organization. At this point we remain on track to achieve our stated objective of reducing our cash burn this year.”

Second Quarter 2012 Financial Results

Revenue

For the second quarter ended June 30, 2012, PharmAthene recognized revenue of $6.3 million, compared to $6.4 million for the same period in 2011. Revenue in the second quarter of 2012 was primarily from development contracts with the U.S. government for the Company’s SparVax™ and rBChE bioscavenger programs.

Operating Expenses

Research and development expenses for the second quarter ended June 30, 2012 were $4.9 million, compared to $6.0 million for the same period in 2011. Research and development expenses decreased during the second quarter primarily as a result of a reduction in non-government funded internal research and development activities along with decreased costs for the Company’s Valortim® program.

Expenses associated with general and administrative functions were $2.8 million for the three months ended June 30, 2012, an 18% reduction from $3.4 million for the same period in 2011. The decrease in general and administrative expense in the second quarter of 2012 was attributable to a more streamlined operation and reduced legal and professional fees during the current period.

Net Loss

For the second quarter of 2012, PharmAthene’s net loss attributable to common shareholders was $0.8 million, or $0.02 per share, compared to $2.4 million, or $0.05 per share, in the same period of 2011. Included in the net loss for the quarter ended June 30, 2012, was a $0.8 million non-cash gain related to the change in fair value of derivative instruments, compared to a $0.7 million non-cash gain included in net loss for the same period in 2011.

Cash Position and Accounts Receivables

As of June 30, 2012, the Company had cash and cash equivalents and U.S. government billed and unbilled accounts receivables totaling approximately $20.0 million, compared to $18.7 million at December 31, 2011. The increase in cash from December 31, 2011 to June 30, 2012 was primarily a result of the term loan with GE Capital, partially offset by cash used in operations.

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About PharmAthene, Inc.

PharmAthene was formed to meet the critical needs of the United States and its allies by developing and commercializing medical countermeasures against biological and chemical weapons. PharmAthene's lead product development programs include:

●	SparVax™ - a second generation recombinant protective antigen (rPA) anthrax vaccine
●	Recombinant BChE- a novel bioscavenger for the prevention and treatment of morbidity and mortality associated with exposure to chemical nerve agents
●	Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

In addition, pursuant to a final judgment issued May 31, 2012 from the Delaware Court of Chancery, PharmAthene is entitled to 50% of the net profits over 10 years from all sales of SIGA Technologies’ ST-246®, a novel smallpox antiviral agent being developed by SIGA for the treatment and prevention of morbidity and mortality associated with exposure to the causative agent of smallpox, and related products, once SIGA receives the first $40 million in net profits from sales of ST-246®. For more information about PharmAthene, please visit www.PharmAthene.com.

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; "will"; "project"; "potential"; or similar statements are forward-looking statements. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law. Risks and uncertainties include risk associated with our interest in ST-246®, the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates, unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company's development programs, the award of government contracts to our competitors, unforeseen safety issues, challenges related to the development, scale-up, technology transfer, and/or process validation of manufacturing processes for our product candidates, unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products, as well as risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC"). In particular, there is significant uncertainty regarding the level and timing of sales of ST-246® and when and whether it will be approved by the U.S. FDA and corresponding health agencies around the world. We cannot predict with certainty when SIGA will commence delivering any product or will begin recognizing profit on the sale thereof and there can be no assurance that any profits received by SIGA and paid to us will be significant. Furthermore, SIGA has filed an appeal with the Delaware Supreme Court challenging aspects of the Court of Chancery decision, and there can be no assurances that the decision will not be reversed or that the remedy will not otherwise be modified. In addition, we cannot predict how long the appeal will delay the receipt of payments, if any, from SIGA. Further, significant additional non-clinical animal studies, human clinical trials, and manufacturing development work remain to be completed for SparVax ™, Valortim® and our rBChE products. Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

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PHARMATHENE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2012	2011
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$11,776,921	$11,236,771
Accounts receivable (billed)	3,444,830	4,424,442
Unbilled accounts receivable	4,786,304	3,021,208
Prepaid expenses and other current assets	675,047	830,585
Restricted cash	-	100,000
Total current assets	20,683,102	19,613,006

Property and equipment, net	625,534	788,666
Other long term assets and deferred costs	150,479	53,384
Goodwill	2,348,453	2,348,453
Total assets	$23,807,568	$22,803,509

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,062,718	$1,445,700
Accrued expenses and other liabilities	3,141,947	3,169,642
Current portion of long term debt	454,548	-
Total current liabilities	5,659,213	4,615,342

Other long term liabilities	564,860	449,709
Long term debt, less current portion	1,983,544	-
Derivative instruments	2,054,505	1,886,652
Total liabilities	10,262,122	6,951,703

Stockholders' equity:
Common stock, $0.0001 par value; 100,000,000 shares authorized; 48,345,984 and 48,236,172 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	4,835	4,824
Additional paid-in-capital	209,662,510	208,525,917
Accumulated other comprehensive income	1,003,989	1,010,522
Accumulated deficit	(197,125,888)	(193,689,457)
Total stockholders' equity	13,545,446	15,851,806
Total liabilities and stockholders' equity	$23,807,568	$22,803,509

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PHARMATHENE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011

Revenue	$6,316,998	$6,428,840	$12,466,050	$12,766,562

Operating Expenses:
Research and development	4,918,655	5,984,098	9,624,012	11,804,472
General and administrative	2,780,099	3,409,372	5,728,580	8,349,026
Depreciation and amortization	76,448	116,690	162,358	234,319
Total operating expenses	7,775,202	9,510,160	15,514,950	20,387,817

Loss from operations	(1,458,204)	(3,081,320)	(3,048,900)	(7,621,255)
Other income (expense):
Interest income	4,819	3,381	7,807	6,535
Interest expense	(111,353)	(15,173)	(114,381)	(30,608)
Other income (expense)	519	(32,722)	53,434	(44,628)
Change in fair value of derivative instruments	823,809	688,221	(167,853)	3,176,686
Total other income (expense)	717,794	643,707	(220,993)	3,107,985

Net loss before income taxes	(740,410)	(2,437,613)	(3,269,893)	(4,513,270)
Income tax expense	(16,133)	-	(166,538)	-
Net loss	$(756,543)	$(2,437,613)	$(3,436,431)	$(4,513,270)

Basic and diluted net loss per share	$(0.02)	$(0.05)	$(0.07)	$(0.10)

Weighted average shares used in calculation of basic and diluted net loss per share	48,325,945	46,631,396	48,297,919	46,454,968

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